SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 26, 2007

ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia		30030

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(404) 373-4285

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Attached to this Current Report as Exhibit 99.1 is a list of the talking points used by management of Allied Holdings, Inc. (“Allied” or the “Company”) on February 26, 2007 in conversations with employees of the Company with respect to the Stipulation Regarding Continued Exclusivity and Plan of Reorganization (the “Stipulation Agreement”) filed with the U.S. Bankruptcy Court for the Northern District of Georgia. Pursuant to the terms of the Stipulation Agreement, the Company has agreed, subject to the satisfaction of certain conditions, to support and become a co-proponent of a joint plan of reorganization with Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and the Teamsters National Automobile Transportation Industry Negotiating Committee. As set forth in the talking points, the joint plan of reorganization will include terms for proposed changes to the Company’s collective bargaining agreement with affiliates of the International Brotherhood of Teamsters (the “U.S. Teamsters”).
Statements in this Current Report on Form 8-K, including the exhibits furnished herewith, that are not strictly historical are “forward-looking” statements. Such statements include, without limitations, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar expressions. These forward- looking statements involve a number of risks and uncertainties including risks and uncertainties relating to the following: satisfaction of the conditions to Allied’s support of the co-sponsored plan of reorganization, Allied’s ability to negotiate a new collective bargaining agreement with its employees in the U.S. represented by the U.S. Teamsters; the impact of the Chapter 11 proceedings and the related circumstances which could materially affect the amounts of assets and liabilities included in the consolidated financial statements or the Company’s market share; risks associated with Allied’s ability to obtain approval of and/or to implement its plan of reorganization; risks associated with Allied’s ability to obtain exit financing to replace the Debtor-In-Possession Credit Facility; sufficient cash availability for the Company to meet its working capital need; the ability to comply with the terms of our current debt agreements and customer contracts; economic recessions or downturns in new vehicle production or sales; the highly competitive nature of the automotive distribution industry; dependence on the automotive industry and ongoing initiatives of customers to reduce costs; loss or reduction of revenues generated by the Company’s major customers or the loss of any such customers; the variability of OEM production and seasonality of the automotive distribution industry; Allied’s highly leveraged financial position; Allied’s ability to obtain financing in the future; Allied’s ability to fund future capital requirements; increased costs, capital expenditure requirements and other consequences of the Company’s aging fleet of Rigs as well as Rig purchasing cycles; dependence on key personnel; and the availability of qualified drivers.
Many of these factors could cause Allied’s actual results to differ materially from those suggested by the forward-looking statements and are beyond the Company’s ability to control or predict. Allied cautions readers not to place undue reliance on the forward-looking statements and Allied also disclaims any obligation to update or review forward-looking statements, except as may be required by law.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     99.1 Talking Points dated February 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.

Dated: February 26, 2007	By:	/s/ Thomas H. King

		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Talking Points dated February 26, 2007